23.2           Consent of Independent Auditors, Harlan & Boettger, LLP

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

         We consent to the inclusion in this General Form for Registration of Securities of Small Business Issuers Under Section 12(B) or 12(G) of the Securities Exchange Act of 1934 Form 10-SB of our report dated March 17, 1999 on our audit of the consolidated financial statements and schedules of Pego Systems, Inc. and its subsidiary, a wholly-owned subsidiary of the Hartcourt Companies, Inc., for the year ended December 31, 1998.

/s/Harlan & Boettger, LLP

San Diego, California
January 18, 2000